                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                            FALCON PRODUCTS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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

                               [FALCON LOGO]

                           FALCON PRODUCTS, INC.
                       9387 DIELMAN INDUSTRIAL DRIVE
                         ST. LOUIS, MISSOURI 63132

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                        St. Louis, Missouri
                                                           January 26, 2000

    The annual meeting of the stockholders of Falcon Products, Inc., will be held on Thursday, March 16, 2000, at 4:00 p.m. at the St. Louis Club, 7701 Forsyth Boulevard, Clayton Missouri, 63105 for the purposes of:

    1. Electing three Class A directors for a term expiring in 2003;

    2. Considering and voting upon a proposal to amend the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan;

    3. Considering and voting upon a proposal to amend the Falcon Products, Inc. Non-Employee Director Stock Option Plan; and

    4. Transacting such other business as may properly come before the meeting.

    Stockholders of record at the close of business on January 18, 2000 will be entitled to vote at the meeting. A list of all stockholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be open at the principal office of Falcon Products, Inc. at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132, during usual business hours, to the examination of any stockholder for any purpose germane to the annual meeting for 10 days prior to the date thereof.

    A copy of the Annual Report for fiscal 1999 accompanies this notice.

                                        By Order of the Board of Directors
                                                MICHAEL J. DRELLER
                                                     Secretary

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           FALCON PRODUCTS, INC.
                       9387 DIELMAN INDUSTRIAL DRIVE
                         ST. LOUIS, MISSOURI 63132

                              PROXY STATEMENT

                          SOLICITATION OF PROXIES

    The enclosed proxy is solicited by the Board of Directors of Falcon Products, Inc. (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the St. Louis Club, 7701 Forsyth Boulevard, Clayton, Missouri 63105 on Thursday, March 16, 2000, at 4:00 p.m. and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. This proxy statement and the enclosed form of proxy are being first sent to stockholders on or about January 26, 2000.

                           REVOCABILITY OF PROXY

    Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the annual meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the annual meeting a written notice of revocation or a later-dated, properly executed proxy.

                                RECORD DATE

    Stockholders of record at the close of business on January 18, 2000 will be entitled to vote at the meeting.

                      ACTION TO BE TAKEN UNDER PROXY

    Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, to-wit, Franklin A. Jacobs and Michael J. Dreller, or the one of them who acts, will vote:

        (1) FOR the election of the persons named herein as nominees for Class A directors of the Company, for a term expiring at the 2003 annual meeting of stockholders (or until successors are duly elected and qualified);

        (2) FOR the amendment to the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan;

        (3) FOR the amendment to the Falcon Products, Inc. Non-Employee Director Stock Option Plan; and

        (4) According to their judgment, on the transaction of such other business as may properly come before the meeting or any adjournments thereof.

    Should any nominee named herein for election as a Class A director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable.

               VOTING SECURITIES, PRINCIPAL HOLDERS THEREOF
                       AND CUMULATIVE VOTING RIGHTS

    On January 18, 2000, there were 8,712,774 shares of common stock, par value $.02 per share ("Common Stock"), outstanding, which constitute all of the outstanding capital stock of the Company. Each share is entitled to one vote, and stockholders are entitled to vote cumulatively in the election of directors; that is, each stockholder may vote the number of his, her or its shares multiplied by the number of directors to be elected and may cast all such votes for a single nominee or may distribute them among any number of nominees. There is no condition precedent to the exercise of these cumulative voting rights.

    A majority of the outstanding shares present in person or represented by proxy will constitute a quorum at the meeting. Under applicable state law and provisions of the Company's Certificate of Incorporation (the

"Certificate") and Restated By-Laws, as amended (the "By-Laws"), the vote required for the election of directors is a plurality of the votes of the issued and outstanding shares of Common Stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. The vote required for the other matters described in this proxy statement and any other matter properly brought before the meeting is the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the proposal to approve any such other matter.

    Abstentions from voting and broker non-votes will operate as neither a vote for nor a vote against any or all nominees for directors. Abstentions from voting on any other matter properly brought before the meeting effectively will operate as a vote against such proposals or such other matters. Votes on all matters will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

    As of January 18, 2000, the following persons were known to the Company who may, individually or as a group, be deemed to be the beneficial owners of more than 5% of the Common Stock, each having sole voting and dispositive power over such Common Stock, except as indicated in the footnotes hereto:

                                             AMOUNT AND NATURE              PERCENT
           NAME AND ADDRESS             OF BENEFICIAL OWNERSHIP<F1>         OF CLASS
           ----------------             ---------------------------         --------
Franklin A. Jacobs                             2,047,220<F2>                 23.0%
Chairman of the Board and
Chief Executive Officer of the Company
9387 Dielman Industrial Drive
St. Louis, Missouri 63132

Royce Funds, Inc.                                982,900<F3>                 11.3%
1414 Avenue Of The Americas
New York, NY 10022

Robert Fleming, Inc.                             824,479<F4>                  9.5%
320 Park Avenue, 11th Floor
New York, NY 10022

David L. Babson & Company, Inc.                  727,547<F5>                  8.4%
One Memorial Drive
Cambridge, MA 02142-1300

Dimensional Fund Advisors, Inc.                  556,256<F6>                  6.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

-------
<F1> Reflects the number of shares outstanding on January 18, 2000, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as "currently exercisable options").

<F2> Includes 3,500 shares held by Marilyn Mann Jacobs, the wife of Mr. Jacobs,
     39,551 shares held in revocable trusts for the benefit of Mr. Jacobs' children as to which Mr. Jacobs serves as sole trustee, and 97,785 shares held by the Jacobs Family Foundation, a charitable trust in which Mr. Jacobs has no pecuniary interest but is the trustee. Also includes currently exercisable options to acquire 192,500 shares of Common Stock. Does not include 162,494 shares held in trust for the benefit of Mr. Jacobs' children as to which Donald P. Gallop serves as sole trustee. See Note (4) to the table under "Security Ownership of Management."

<F3> Provided to the Company by a representative from Royce Funds, Inc.
     Beneficial owner has sole voting and dispositive power for all shares.

<F4> Provided to the Company by a representative from Robert Fleming, Inc.
     Beneficial owner has sole voting and dispositive power for all shares.

<F5> Provided to the Company by a representative from David L. Babson &
     Company, Inc. Beneficial owner has shared voting and dispositive power for 94,815 of the shares and has sole voting and dispositive power for the remaining 632,732 shares.

<F6> Provided to the Company by a representative from Dimensional Fund
     Advisors, Inc. Beneficial owner has sole voting and dispositive power for all shares.

                     SECURITY OWNERSHIP OF MANAGEMENT

    On January 18, 2000, the following represented beneficial ownership of Common Stock by each director and nominee for election as a director, each of the executive officers named in the Summary Compensation Table (see "Executive Compensation" below), and by all current directors, nominees and executive officers as a group (each director, nominee and officer having sole voting and dispositive power over the shares listed opposite his name except as indicated in the footnotes hereto):

                                             AMOUNT AND NATURE              PERCENT
         NAME                           OF BENEFICIAL OWNERSHIP<F1>         OF CLASS
         ----                           ---------------------------         --------
Raynor E. Baldwin.....................          235,895<F2>                   2.7%
Melvin F. Brown.......................            4,790<F3>                  <F*>
Donald P. Gallop......................          248,596<F4>                   2.8%
James L. Hoagland.....................           35,212<F5>                  <F*>
Franklin A. Jacobs....................        2,047,220<F6>                  23.0%
S. Lee Kling..........................          185,272<F7>                   2.1%
Lee M. Liberman.......................           40,452<F8>                  <F*>
Darryl Rosser.........................          154,823<F9>                   1.8%
James Schneider.......................          360,986<F10>                  4.1%
Michael J. Dreller....................           32,420<F11>                 <F*>
Richard Hnatek........................          118,369<F12>                  1.3%
Michael J. Kula.......................           25,550<F13>                 <F*>
All Directors, Nominees and Executive
  Officers as a Group
  (14 individuals)....................        3,538,123<F14>                 38.3%<F15>

-------
 <F*> Represents less than 1% of the class.

 <F1> See Note (1) to the table under "Voting Securities, Principal Holders
      Thereof and Cumulative Voting Rights."

 <F2> Includes 69,294 shares held in a pension trust as to which Mr. Baldwin serves as sole trustee and principal beneficiary and 24,048 shares owned by his wife. Also includes currently exercisable options to acquire 11,360 shares of Common Stock.

 <F3> Includes currently exercisable options to acquire 1,790 shares of Common
      Stock.

 <F4> Includes 162,494 shares which are held in a trust for the benefit of Mr.
      Jacobs' children as to which Mr. Gallop serves as sole trustee, 49,627 shares which are owned of record by Gallop, Johnson & Neuman, L.C., a law firm of which Mr. Gallop is Chairman, and 1,324 shares which Mr. Gallop owns of record as custodian for the benefit of his children. Mr. Gallop disclaims beneficial ownership of all such shares. Also includes currently exercisable options to acquire 11,360 shares of Common Stock.

 <F5> Includes currently exercisable options to acquire 11,360 shares of Common
      Stock.

 <F6> See Note (2) to the table under "Voting Securities, Principal Holders
      Thereof and Cumulative Voting Rights."

 <F7> Includes 130,716 shares owned by a revocable trust of which Mr. Kling and his wife are the trustees. Mr. Kling shares voting and dispositive power over such shares. Also includes currently exercisable options to acquire 9,710 shares of Common Stock.

 <F8> Includes currently exercisable options to acquire 11,360 shares of Common
      Stock.

 <F9> Includes currently exercisable options to acquire 117,250 shares of
      Common Stock.

<F10> Includes 296,963 shares owned by a partnership of which Mr. Schneider and his children are general partners and as to which Mr. Schneider shares voting and dispositive power, 28,734 shares held in a pension trust as to which Mr. Schneider serves as sole trustee and 331 shares which Mr. Schneider holds as custodian for his children. Also includes currently exercisable options to acquire 13,010 shares of Common Stock.

<F11> Includes currently exercisable options to acquire 24,500 shares of Common
      Stock.

<F12> Includes currently exercisable options to acquire 71,500 shares of Common
      Stock.

<F13> Includes currently exercisable options to acquire 22,500 shares of Common
      Stock.

<F14> Includes 153,545 shares subject to currently exercisable options held by non-director executive officers of the Company and 379,700 shares subject to currently exercisable options held by directors of the Company.

                                     4

<F15> For purposes of determining the aggregate amount and percentage of shares deemed beneficially owned by directors and executive officers of the Company individually and by all directors, nominees and executive officers as a group, exercise of all currently exercisable options listed in the footnotes hereto is assumed. For such purpose, 9,246,019 shares of Common Stock are deemed to be outstanding.

                     PROPOSAL 1--ELECTION OF DIRECTORS

                      INFORMATION ABOUT THE NOMINEES

    The Company's Certificate of Incorporation and By-Laws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of each of the current Class A directors expires at the 2000 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class A nominees listed below to serve until the 2003 annual meeting of stockholders.

    The following table shows for each nominee and director continuing in office his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed a director (each serving continuously since first elected or appointed except as set forth in the footnotes hereto), his directorships with other companies whose securities are registered with the Securities and Exchange Commission ("SEC"), and the class and expiration of his term as director.

                               CLASS A--TO BE ELECTED TO SERVE AS DIRECTOR UNTIL 2003
                                                                                                 SERVICE AS
         NAME                      AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
         ----                      ---                   --------------------                  --------------
Melvin F. Brown                    64    Chairman Emeritus of Deutsche Financial Services, a        1997
                                         commercial finance company, since June 30, 1998;
                                         prior thereto, Vice Chairman of Deutsche Financial
                                         Services, since January 1997; prior thereto,
                                         President and Chief Executive Officer of Deutsche
                                         Financial Services, since May 1995; prior thereto,
                                         President of ITT Commercial Finance Corporation, for
                                         more than the last five years.

James L. Hoagland                  77    Retired. Prior to September 1, 1989, President and         1990
                                         Chief Executive Officer of Graybar Electric Company,
                                         Inc., a distributor of electrical and
                                         telecommunications equipment, for more than five
                                         years.

Lee M. Liberman                    78    Chairman emeritus and consultant to Laclede Gas            1985
                                         Company, a retail natural gas distribution public
                                         utility, since January 1994; prior thereto, Chairman
                                         of the Board and, until August 1991, Chief Executive
                                         Officer of Laclede Gas Company, for more than five
                                         years; Director of CPI Corporation, Furniture Brands
                                         International and DT Industries, Inc.

                                CLASS B--TO CONTINUE TO SERVE AS DIRECTOR UNTIL 2001

                                                                                                 SERVICE AS
         NAME                      AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
         ----                      ---                   --------------------                  --------------
Raynor E. Baldwin<F2>              60    President of Woodsmiths, Incorporated, a                   1977
                                         manufacturer of table tops, for more than the last
                                         five years.

James Schneider<F3>                68    Member--International Monetary Market, Chicago             1989
                                         Mercantile Exchange, for more than the last five
                                         years.

Darryl C. Rosser                   48    President and Chief Operating Officer of the Company       1996
                                         since December 1995; prior thereto, Executive Vice
                                         President--Operations since May 1995; prior thereto,
                                         Senior Vice President--Operations since 1993; and
                                         prior thereto, Vice President--Operations since
                                         January 1988.

                                     5


                            CLASS C--TO CONTINUE TO SERVE AS DIRECTOR UNTIL 2002

                                                                                                 SERVICE AS
         NAME                      AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
         ----                      ---                   --------------------                  --------------
Donald P. Gallop<F1><F4>           67    Attorney-at-law; Chairman of the law firm of Gallop,       1963
                                         Johnson & Neuman, L.C., for more than the last five
                                         years; Director of Data Research Associates, Inc.

Franklin A. Jacobs<F1><F3>         67    Chairman of the Board and Chief Executive Officer of       1957
                                         the Company for more than the last five years and
                                         President of the Company until December 1995;
                                         Director of Top Air Manufacturing, Inc.

S. Lee Kling<F1>                   71    Chairman of the Board of Kling Rechter & Co., L.P.,        1969
                                         a merchant banking company, for more than the last
                                         five years; Director of Bernard Chaus, Inc., Electro
                                         Rent Corporation, National Beverage Corp., Top Air
                                         Manufacturing, Inc. and Union Planters Corporation.

-------
<F1> Members of Executive Committee.

<F2> Mr. Baldwin has served continuously as a director, except for the period from January 1982 through January 1988.

<F3> Messrs. Jacobs and Schneider are brothers-in-law.

<F4> Mr. Gallop is a member of the law firm serving as corporate counsel to the
     Company. See "Transactions with Issuer and Others" for further information.

                 INFORMATION CONCERNING BOARD OF DIRECTORS

    During fiscal 1999, four regular meetings of the Board of Directors were held. During such fiscal year, each director attended 75 percent or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served. The Board of Directors of the Company has a standing Audit Committee consisting of Messrs. Liberman (Chairman), Baldwin and Brown. The purpose of the Audit Committee is to review the results and scope of the audit and services provided by the Company's independent public accountants and oversee the Company's policies concerning internal controls. During fiscal 1999, four Audit Committee meetings were held.

    The Company also has a standing Compensation Committee consisting of Messrs. Hoagland (Chairman), Gallop, Kling and Schneider. The purpose of the Compensation Committee is to review and determine the annual salary, bonus and other benefits of all executive officers of the Company, which determinations are subject to the approval of the Board of Directors, and to administer the Company's stock option and other benefit plans. The Compensation Committee also serves as a nominating committee to evaluate and recommend to the Board of Directors qualified nominees for election or appointment as directors and qualified persons for selection as senior officers. See the "COMPENSATION COMMITTEE REPORT" beginning on page 10 for a discussion of the key elements and policy of the Company's executive compensation program. The Compensation Committee will give appropriate consideration to a written recommendation by a stockholder for the nomination of a qualified person to serve as a director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Committee to properly evaluate such nominee's qualifications to serve as a director. During fiscal 1999, one Compensation Committee meeting was held.

                         COMPENSATION OF DIRECTORS

    Directors that are not salaried employees of the Company receive an annual fee of $15,500. The Company's Directors have the opportunity to defer all or a portion of the fees payable to such Directors under the Company's Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"). Any fees deferred under the Directors' Plan are credited to a bookkeeping reserve account and converted into a number of stock units equal to 120% of the deferred fees divided by the fair market value of a share of the Company's Common Stock on the last day of the month in which the amount of deferred fees would have been paid but for the deferral. Directors' fees of $108,500 were earned during fiscal 1999, all of which were deferred under the Directors' Plan.

    The Company also maintains a Non-Employee Director Stock Option Plan, which provides for an automatic annual grant in December of each year of a nonqualified stock option to purchase shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the option is granted. Options granted under the plan are exercisable in increments of 20 percent of the underlying shares commencing upon the date of grant and thereafter on each of the four successive anniversaries of the date of grant, however, such options become immediately exercisable upon retirement, death or disability of the director. Seven non-employee directors of the Company were each granted options to purchase 2,000 shares of Common Stock under the plan in December 1998 at an exercise price of $11.75 per share.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Donald P. Gallop, a director of the Company, is Chairman of the law firm of Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

                          EXECUTIVE COMPENSATION

    The following table reflects compensation paid or payable for fiscal years 1999, 1998 and 1997 with respect to the Company's chief executive officer and each of the four other most highly compensated executive officers whose fiscal 1999 salaries and bonuses combined exceeded $100,000 in each instance.

                                           SUMMARY COMPENSATION TABLE
                                          ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                     --------------------------------------------------------------------
                                                                             AWARDS            PAYOUTS
                                                                    -------------------------------------
                                                          OTHER      RESTRICTED
                                                         ANNUAL        STOCK     SECURITIES                  ALL OTHER
                             FISCAL  SALARY             COMPENSA-      AWARD     UNDERLYING       LTIP        COMPEN-
NAME AND PRINCIPAL POSITION   YEAR     ($)     BONUS   TION ($)<F1>     ($)      OPTIONS (#)   PAYOUTS ($)   SATION ($)
---------------------------  ------    ---     -----   ------------  ----------  -----------   -----------   ----------
Franklin A. Jacobs            1999   653,846   60,000         0         0               0           0           737<F2>
Chairman of the Board         1998   598,377        0         0         0               0           0           737<F2>
and Chief Executive Officer   1997   562,569        0    20,800         0               0           0         3,126<F2>

Darryl Rosser                 1999   326,923   66,472     6,361         0          45,000           0             0
President and Chief           1998   297,535        0         0         0          30,000           0             0
Operating Officer             1997   266,923        0     5,408         0          25,000           0             0

Michael J. Dreller            1999   157,462   32,035     3,068         0          30,000           0             0
Vice President--Finance       1998   142,519        0         0         0          10,000           0             0
and Chief Financial           1997   127,648        0     5,080         0          10,000           0             0
Officer

Richard Hnatek                1999   159,340   32,035     1,553         0          20,000           0             0
Senior Vice                   1998   155,008        0         0         0          10,000           0             0
President--Quality            1997   149,031        0     5,346         0          10,000           0             0

Michael J. Kula               1999   169,154   34,037     1,320         0          25,000           0             0
Vice President--              1998   163,346        0         0         0          10,000           0             0
Corporate Technology          1997   155,000        0     2,580         0          10,000           0             0
and Development<F3>

--------
<F1> Consists of Company matching contributions under the Falcon Products, Inc.
     Amended and Restated Stock Purchase Plan. This plan was terminated at the end of fiscal 1997 and replaced with the 1997 Employee

                                     7



     Stock Purchase Plan under which employees of the Company may acquire shares of common stock at 85% of the lesser of the fair market value on the grant date or the exercise date.

<F2> Consists of the economic benefit of premiums paid for a life insurance policy on the life of Mr. Jacobs.

<F3> Mr. Kula was appointed Vice President--Operations in July 1996 and was named Vice President--Corporate Technology and Development in
     November 1998.

                            PENSION PLAN TABLE

    The following table sets forth the estimated annual benefits payable under the Company's defined benefit pension plan upon normal retirement of covered individuals. The estimates assume that benefits commence at age 65 under a straight-life annuity form.

                                                               YEARS OF SERVICE
                                        -------------------------------------------------------------
REMUNERATION                                5       10       15       20       25       30       35
------------                            -------  -------  -------  -------  -------  -------  -------
$ 25,000..........................      $ 1,875  $ 3,750  $ 5,635  $ 7,500  $ 9,375  $11,250  $13,125
  50,000..........................        3,750    7,500   11,250   15,000   18,750   22,500   26,250
  75,000..........................        5,625   11,250   16,875   22,500   28,125   33,750   39,375
 100,000..........................        7,500   15,000   22,500   30,000   37,500   45,000   52,500
 150,000..........................       11,250   22,500   33,750   45,000   56,250   67,500   78,750
 175,000..........................       13,125   26,250   39,375   52,500   65,625   78,750   91,875

    The pension plan benefit is determined by calculating 1.5 percent of the average of the plan participant's salary or wages up to the maximum amount permitted under the Internal Revenue Code (currently $170,000). The plan provides for a maximum of salary and wages of up to $75,000 per year from November 1, 1992 to November 1, 1997, and up to $50,000 per year prior to November 1, 1992, for each year of service. Estimated benefit amounts listed in the above table are not subject to any deduction for Social Security benefits or other offset amounts.

    The credited years of service under the retirement plan for each of the executive officers listed in the Summary Compensation Table are as follows:

   Franklin A. Jacobs     41                        Richard Hnatek       19
   Darryl Rosser          11                        Michael J. Dreller    6
   Michael J. Kula         4

                      INFORMATION AS TO STOCK OPTIONS

    The following table provides certain information as to option grants in fiscal 1999 to the persons named in the Summary Compensation Table.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                     INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                              ---------------------------------------------------------------        VALUE AT ASSUMED
                                                PERCENT OF                                            ANNUAL RATES OF
                               NUMBER OF       TOTAL OPTIONS                                            STOCK PRICE
                              SECURITIES        GRANTED TO                                           APPRECIATION FOR
                              UNDERLYING         EMPLOYEES        EXERCISE OR                         OPTION TERM<F3>
                                OPTIONS          IN FISCAL        BASE PRICE       EXPIRATION      ---------------------
         NAME                 GRANTED (#)          YEAR            ($/SHARE)          DATE         5% ($)        10% ($)
         ----                 -----------      -------------      -----------      ----------      ------        -------
Franklin A. Jacobs.....             --              --                  --                --            --            --

Darryl Rosser..........  <F1>   30,000             5.4%             11.750          12/15/08       221,685       561,794
                         <F2>   15,000             2.7%              8.875           3/11/09        83,722       212,167

Michael J. Dreller.....  <F1>   15,000             2.7%             11.750          12/15/08       110,842       280,897
                         <F2>   15,000             2.7%              8.875           3/11/09        83,722       212,167

Richard Hnatek.........  <F1>   10,000             1.8%             11.750          12/15/08        73,895       187,265
                         <F2>   10,000             1.8%              8.875           3/11/09        55,814       141,445

Michael J. Kula........  <F1>   10,000             1.8%             11.750          12/15/08        73,895       187,265
                         <F2>   15,000             2.7%              8.875           3/11/09        83,722       212,167

-------
<F1> Such options were granted at fair market value on date of grant and are exercisable in 20 percent annual increments, beginning on the first anniversary date of grant and on each anniversary date thereafter. All options listed above expire ten years from date of grant, subject generally to earlier termination upon cessation of employment.

<F2> Such options were granted at fair market value on date of grant and are exercisable in 50 percent annual increments, beginning on the first anniversary date of grant and on each anniversary date thereafter. All options listed above expire ten years from date of grant, subject generally to earlier termination upon cessation of employment.

<F3> The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to expiration of their term using 5 percent and 10 percent appreciation rates set by the SEC, compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

    The following table lists option exercises in fiscal 1999 and the value of options held as of the end of fiscal 1999 by the persons listed in the Summary Compensation Table.

                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND FISCAL YEAR-END OPTION VALUES
                                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                             SHARES                             OPTIONS AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)
                            ACQUIRED             VALUE
         NAME            ON EXERCISE (#)      REALIZED ($)        EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
         ----            ---------------      ------------      ------------------------------      -------------------------
Franklin A. Jacobs.....           0                   0                   192,500/0                            0/0
Darryl Rosser..........           0                   0                 109,750/69,000                    50,850/1,875
Michael J. Dreller.....           0                   0                 16,000/39,000                        0/1,875
Richard Hnatek.........       5,000              12,225                 66,500/29,000                        0/1,250
Michael J. Kula........           0                   0                 15,000/35,000                        0/1,875

                       COMPENSATION COMMITTEE REPORT

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and Performance Graph shall not be incorporated by reference into any such filings.

GENERAL POLICY

    The Company's executive compensation program is linked to corporate performance and returns to stockholders. To this end, the Company has developed a compensation strategy that ties a significant portion of executive compensation to the Company's success in meeting performance goals and to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to link executive and stockholder interests through an equity-based plan and to provide compensation levels that recognize individual contributions as well as overall business results.

    Each year the Compensation Committee reviews the Company's overall executive compensation program in comparison to the Company's executive compensation, corporate performance, stock price appreciation and total return to its stockholders, to other companies of similar size. The annual compensation reviews permit an evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies.

    The Compensation Committee determines the compensation of corporate executives elected by the Board of Directors, including the individuals whose compensation is detailed in this proxy statement. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than Franklin A. Jacobs (the Company's Chief Executive Officer), the Compensation Committee takes into account the views of Mr. Jacobs.

    The key elements of the Company's executive compensation program consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Jacobs, are discussed below. The Compensation Committee also takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below. The Compensation Committee continues to monitor qualifying compensation paid to the Company's executive officers with respect to its deductibility under Section 162(m) of the Internal Revenue Code.

BASE SALARIES

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. The comparative group is not limited to companies that comprise the published industry index shown in the Company's stock performance graph presented below.

    Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also taking into account new responsibilities. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

    With respect to the base salary granted to Mr. Jacobs in fiscal 1999, the Compensation Committee took into account the Company's financial results in fiscal 1998, and the assessment by the Compensation Committee of Mr. Jacob's individual performance. The Compensation Committee also took into account the longevity of Mr. Jacob's service to the Company and its belief that Mr. Jacobs is an excellent representative of the Company to the public by virtue of his stature in the industry. The Compensation Committee did not attribute specific values or weights to any of these factors. For the reasons listed above, Mr. Jacobs was granted an annual base salary, commencing January 1, 1999, of $664,000, representing an increase of approximately 9.9% over calendar year 1998.

ANNUAL BONUSES

    The Company's executive officers are eligible for annual cash bonuses under the terms of the Company's Officer Bonus Plan. Under such Plan, the Compensation Committee establishes bonuses as a percentage of base salary to be paid if and to the extent annual projections for net earnings are met or exceeded. The Compensation Committee recommended and the Board of Directors approved a bonus approximating 20.5% of the base salary for the Company's officers, except Mr. Jacobs who was awarded a $60,000 bonus, attributable to fiscal year 1999. In light of the Company's earnings levels in fiscal years 1997 and 1998, the Compensation Committee did not recommend, nor did the Board of Directors authorize, a bonus for any of the Company's officers attributable to fiscal years 1997 and 1998. Mr. Jacobs did not participate in the Officer Bonus Plan for fiscal years 1997 and 1998 and, accordingly, was not considered.

STOCK OPTIONS

    The granting of stock options is a key part of the Company's overall compensation program and is designed to provide its executive officers and other key employees with incentives to maximize the Company's long-term financial performance.

    In determining whether and how many options should be granted, the Compensation Committee may consider the responsibilities and seniority of each of the executive officers, as well as the financial performance of the Company and such other factors as it deems appropriate, consistent with the Company's compensation policies. However, the Compensation Committee has not established specific target awards governing the recipient, timing or size of option grants. Thus, determinations by the Compensation Committee with respect to the granting of stock options are subjective in nature. Because Mr. Gallop may not be a "Non-Employee Director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, he does not participate in any discussion of and abstains from voting on any matters involving the grant of options to officers and employees of the Company.

CONCLUSION

    Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, recognizing that the volatility of the business cycle from time to time may result in an imbalance for a particular period.

James L. Hoagland, Chairman of Compensation Committee
Donald P. Gallop, Member
S. Lee Kling, Member
James Schneider, Member

                   FIVE YEAR TOTAL RETURN CHART

    The following chart compares the Company's cumulative yearly stockholder return over a five-year period, calculated monthly, with the NYSE Composite Index of U.S. Companies and a peer group index of public companies that in the judgment of the Company manufacture and/or sell furniture and related products similar to those of the Company. The companies included in the index, in addition to Falcon Products, Inc. are:
Chromcraft Revington, Inc.; Flexsteel Industries, Inc.; Herman Miller, Inc.; Hon Industries, Inc.; and Knape & Vogt Manufacturing Co.

    The chart assumes a $100 investment made October 28, 1994 and the reinvestment of all dividends.

                                  [GRAPH]

                                               10/28/94      10/27/95      11/01/96      10/31/97      10/30/98      10/29/99
                                               --------      --------      --------      --------      --------      --------
   Falcon Products, Inc..................        100.0         122.5         138.2         151.2         104.1          87.6

   NYSE Stock Market (U.S. Companies)....        100.0         124.0         152.6         200.1         231.8         271.6

   Self-Determined Peer Group............        100.0         109.5         145.1         253.9         221.7         212.5

-------
<F1> On December 6, 1995, the Common Stock was withdrawn by the Company from trading on the NASDAQ/National Market System and, on that date, was listed and began trading on the New York Stock Exchange.

                 TRANSACTIONS WITH ISSUER AND OTHERS

    Donald P. Gallop, a director of the Company, is Chairman of the law firm of Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

    Raynor E. Baldwin, a director of the Company, is President and sole stockholder of Woodsmiths, Incorporated, a manufacturer of table tops, which purchases products from the Company. During fiscal 1999, the Company received payments of $301,000 in connection with transactions with Woodsmiths, Incorporated.

    The Company believes that the terms and conditions of the transactions with affiliated persons described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated persons.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1999.

            PROPOSAL 2--AMENDMENT TO THE FALCON PRODUCTS, INC.
                AMENDED AND RESTATED 1991 STOCK OPTION PLAN

BACKGROUND

    The Company is seeking stockholder approval of an amendment to the Company's Amended and Restated 1991 Stock Option Plan (the "1991 Plan") that was approved by the Board of Directors on April 1, 1999 (the "1991 Plan Amendment"). The 1991 Plan Amendment increased the number of shares issuable pursuant to options granted under the 1991 Plan from 1,100,000 to 1,500,000.

DESCRIPTION OF 1991 PLAN

    The 1991 Plan is designed to provide additional incentives for officers and other key employees of the Company to promote the success of the business and to enhance the Company's ability to attract and retain the service of qualified persons. The Board of Directors believes that option grants under the 1991 Plan will continue to be an important ingredient in the successful recruitment and retention of management personnel. Accordingly, the purpose of the 1991 Plan Amendment is to enable the Company to continue to provide the incentives discussed above in furtherance of the purposes of the 1991 Plan and to allow for the retention of new options by the optionees holding the same, as discussed under "Grant of New Options" below.

    The 1991 Plan is administered by the Compensation Committee of the Board of Directors of the Company. The 1991 Plan authorizes the Compensation Committee to grant to key employees, including officers as selected by such Committee, incentive stock options and nonqualified stock options. The 1991 Plan will expire on, and no options may be granted thereunder after November 30, 2001, subject to the right of the Board of Directors to terminate the 1991 Plan at any time prior thereto. The Board of Directors may amend the 1991 Plan at any time.

    An option enables the optionee to purchase shares of Common Stock at the option price. The option price per share may not be less than the fair market value of the Common Stock at the time the option is granted, provided that in the event of the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. No person may be granted incentive stock options under the 1991 Plan that are first exercisable during any calendar year for shares having an aggregate fair market value as of the date of grant of more than $100,000. In order to obtain the shares, a participant must pay the full option price to the Company at the time of exercise of the option. The purchase price may be paid in cash or, with the consent of the Compensation Committee, stock of the Company, including stock acquired under the same option. Incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

    The 1991 Plan provides that stock options may be granted with terms of no more than ten years from the date of grant, provided that with respect to the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the term of such option may not exceed five years. Options will survive for a limited period of time after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised or is terminated or canceled may be subject to a new option.

FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not realize any income, nor will the Company be entitled to a deduction, at the time an incentive stock option is granted. If an optionee does not dispose of the shares acquired on the exercise of an incentive stock option within one year after the transfer of such shares to him or within two years from the date the incentive stock option was granted to him, for federal income tax purposes: (a) the optionee will not recognize any income at the time of exercise of his incentive stock option; (b) the amount by which the fair market value (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the incentive stock option price and the amount realized upon sale of the shares of the optionee will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an incentive stock option.

    Except in the case of a disposition following the death of an optionee and certain other very limited exceptions, if the stock acquired pursuant to an incentive stock option is not held for the minimum periods described above, the excess of the fair market value of the stock at the time of exercise over the amount paid for the stock generally will be taxed as ordinary income to the optionee in the year of disposition. In such case, the Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optionee as ordinary income by reason of the sale of stock acquired upon the exercise of an incentive stock option.

    An optionee will not realize any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at the time. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income (whether the nonqualified stock option price is paid in cash or by the surrender of previously owned Common Stock), in an amount equal to the difference between the option price and the fair market value of the shares to which the nonqualified stock option pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee.

GRANT OF NEW OPTIONS

    In fiscal year 1999, prior to the 1991 Plan Amendment, which increased the number of shares issuable under the 1991 Plan by an additional 400,000 shares, the Company had 134,713 shares available for issuance under the 1991 Plan, but granted options covering an aggregate of 553,000 shares to certain key employees of the Company. Accordingly, net of cancellations of previously granted options, options covering an aggregate of 270,117 were granted in excess of the 1991 Plan limits (the "New Options"). The exercise price under each option granted in fiscal 1999 is the fair market value of the Common Stock on the date of grant of such option. Such options are exercisable either in 20% annual increments beginning on the first anniversary date of grant and on each anniversary date thereafter through the fifth anniversary date or are exercisable in 50% annual increments on the first anniversary date of grant and the second anniversary date of grant, and expire 10 years from the date of grant, subject generally to early termination upon cessation of employment. Accordingly, options granted in fiscal 1999 which may not otherwise qualify for incentive stock option treatment could so qualify if the 1991 Plan Amendment is approved by the stockholders of the Company. The 1991 Plan Amendment will be approved by the stockholders of the Company only if the holders of a majority of the issued and outstanding shares of Common Stock present at the annual meeting in person or by proxy vote for the approval of the 1991 Plan Amendment.

    The following table sets forth information with respect to the options granted in fiscal 1999 for (i) the persons named in the Summary
Compensation Table on page 7, (ii) all executive officers of the Company as a group, and (iii) all employees, including all current officers who are not executive officers, as a group.

                                                                      NUMBER OF
                                                                  SHARES UNDERLYING
                      OPTIONHOLDER(S)                                  OPTIONS
                      ---------------                             -----------------
Franklin A. Jacobs
Chairman of the Board and Chief Executive Officer...........                --

Darryl Rosser
President and Chief Operating Officer.......................            45,000

Michael J. Dreller
Chief Financial Officer.....................................            30,000

Richard Hnatek
Senior Vice President--Quality..............................            20,000

Michael J. Kula
Vice President--Corporate Technology and Development........            25,000

Executive Group.............................................           195,000

Non-Executive Employee Group................................           358,000

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE FALCON PRODUCTS, INC. AMENDED AND RESTATED 1991 STOCK OPTION PLAN, WHICH IS ITEM 2 ON THE PROXY CARD.

            PROPOSAL 3--AMENDMENT TO THE FALCON PRODUCTS, INC.
                  NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

GENERAL

    The Company is seeking stockholder approval of an amendment to the Company's Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), that was approved by the Board of Directors on December 15, 1999, (the "Director Plan Amendment"). The Director Plan Amendment increased the number of shares issuable pursuant to options granted under the Director Stock Option Plan from 82,500 to 165,000. The Director Plan Amendment will be approved by the stockholders of the Company only if the holders of a majority of the issued and outstanding shares of Common Stock present at the annual meeting, in person or by proxy, vote for the approval of the Director Plan Amendment.

    The Director Stock Option Plan is a formula plan providing for the grant of stock options to directors who are neither executive officers of the Company nor are otherwise compensated by the Company on the basis of employment or consulting arrangements. The Director Stock Option Plan is designed to provide additional incentives for directors to promote the success of the Company's business and to enhance the Company's ability to attract and retain the service of qualified directors.

    Under the Director Stock Option Plan, as amended and adjusted to reflect stock splits and stock dividends, non-employee directors are granted an option to acquire 2,000 shares of Common Stock on December 17 of each year (or, if such date is not a business day, the first business day after such date) at the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. Such options are exercisable in five installments, with 20% of the total shares underlying the option becoming available for exercise, on a cumulative basis, on the date of grant and on the first through the fourth anniversary dates thereof.

    As of January 18, 2000, options granted under the Director Stock Option Plan to acquire 26,200 shares of Common Stock were outstanding and not currently exercisable. Of such amount, options to acquire 3,790 shares were held by each of the following six non-employee directors--Messrs. Baldwin, Gallop, Hoagland, Kling, Liberman, Schneider, and options to acquire 3,460 shares were held by Mr. Brown.

FEDERAL INCOME TAX CONSEQUENCES

    In general, the taxation of options granted under the Director Stock Option Plan (considered nonqualified stock options for tax purposes) is determined under Section 83 of the Code. Optionees will not recognize taxable income at the time such an option is granted. Upon exercise of an option, the optionee generally will recognize ordinary income in an amount equal to the difference between the aggregate exercise price of the shares as to which the option is being exercised and the aggregate fair market value of such shares as of the exercise date. Income recognition is generally deferred with respect to options exercised within six months of the date of grant until the expiration of such six-month period. The amount of ordinary income realized by the optionee will be deductible by the Company at the same time that the optionee is required to recognize ordinary income.

    The optionee's basis in shares acquired upon exercise of an option is the amount taxed as ordinary income, if any, plus the cost of the shares to the optionee (i.e., the exercise price). The holding period for determining whether capital gain or loss realized on a subsequent sale of the shares is long-term or short-term begins on the date the option is exercised.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, WHICH IS ITEM 3 ON THE PROXY CARD.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP, the Company's independent public accountants for the fiscal year ended October 30, 1999, have been selected as its independent public accountants for the fiscal year ending October 28, 2000. Representatives of Arthur Andersen LLP are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.

                               ANNUAL REPORT

    The Annual Report of the Company for fiscal 1999 accompanies this Notice of Annual Meeting and Proxy Statement.

                   FUTURE PROPOSALS OF SECURITY HOLDERS

    All proposals of security holders intended to be presented at the 2001 annual meeting of stockholders must be received by the Company not later than September 28, 2000, for inclusion in the Company's 2001 proxy statement and form of proxy relating to the 2001 annual meeting.

    In addition, under the SEC's proxy rules, if a stockholder wishes to bring a proposal before the annual meeting of stockholders outside the proxy inclusion process discussed above but does not provide written notice of the proposal to the Company at least 45 days before the anniversary date of the day that proxy materials were first mailed for the prior year's annual meeting of stockholders, such notice will be untimely and any proxies received by the Board of Directors from stockholders in response to its solicitation will be voted by the Company's designated proxies in their discretion on such matter, regardless of whether specific authority to vote on such matter has been received from the stockholders submitting such proxies. Accordingly, any stockholder who wishes to submit a proposal at the 2001 annual meeting of stockholders and also wishes to avoid, in certain instances, the possibility of discretionary voting by the Company's proxies on such matter must give written notice to the Secretary of the Company on or before December 12, 2000.

                              OTHER BUSINESS

    The Board of Directors knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment.

                               MISCELLANEOUS

    The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

    Stockholders are urged to mark, sign and send in their proxies without delay.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO MICHAEL J. DRELLER, SECRETARY, FALCON PRODUCTS, INC., 9387 DIELMAN INDUSTRIAL DRIVE, ST. LOUIS, MISSOURI 63132.

                                  By Order of the Board of Directors

                                         MICHAEL J. DRELLER
                                             Secretary

St. Louis, Missouri
January 26, 2000

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                          REVOCABLE PROXY
                        FALCON PRODUCTS, INC.

                THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS.
                   ANNUAL MEETING OF STOCKHOLDERS
                           MARCH 16, 2000

The undersigned hereby appoints Franklin A. Jacobs and Michael J. Dreller, and each of them severally, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Annual Meeting of Stockholders of Falcon Products, Inc. to be held on Thursday, March 16, 2000, commencing at 4:00 p.m. in the main dining room, 16th floor of the St. Louis Club, 7701 Forsyth Boulevard, Clayton, Missouri 63105 and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present for the purpose of considering and taking action upon the following as more fully set forth in the Proxy Statement of the Company dated January 26, 2000.

                                                                           WITH-   FOR ALL
                                                                    FOR    HOLD    EXCEPT
1. Election of Class A Directors: FOR all nominees listed below     / /    / /       / /
   (except as marked to the contrary below):

CLASS A:
MELVIN F. BROWN             JAMES L. HOAGLAND         LEE M. LIBERMAN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE
PROVIDED BELOW.

-------------------------------------------------------------------------

2. Amendment to the Falcon Products, Inc., Amended and Restated 1991 Stock Option Plan.

         / /  FOR              / /  AGAINST             / /  ABSTAIN

3. Amendment to the Falcon Products, Inc., Non-Employee Director Stock Option Plan.

         / /  FOR              / /  AGAINST             / /  ABSTAIN

4. In their discretion with respect to the transaction of such other business as may properly come before the meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please be sure to sign and date       Date
this Proxy in the box below.              -----------------------------


----------------------------------    ---------------------------------
Stockholder sign above                Co-holder (if any) sign above

DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE
PROVIDED.

---------------------------------------------------------------------------
                          FALCON PRODUCTS, INC.

The above signed hereby acknowledges receipt of copies of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 26, and the Annual Report of the Company for fiscal 1999.

Please sign name(s) exactly as it appears on this proxy. In case of joint holders, all should sign. If executed by a corporation, this proxy should be signed by a duly authorized officer. Executors, administrators and trustees should so indicate when signing. If executed by a partnership, this proxy should be signed by an authorized partner.

      PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                 APPENDIX A TO 2000 PROXY STATEMENT
                 ----------------------------------

   This appendix is being filed pursuant to Instruction No. 3 of Item 10 of
 Schedule 14A. In accordance with such instruction, this appendix is not part of the 2000 proxy statement and has not been sent to the Company's stockholders.

                       FALCON PRODUCTS, INC.
                       ---------------------
            AMENDED AND RESTATED 1991 STOCK OPTION PLAN
            -------------------------------------------

                      I.  PURPOSE OF THE PLAN
                          -------------------

          The Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan") is intended to provide a means whereby certain
                  ----
key employees of Falcon Products, Inc., a Delaware corporation (the "Company"), may develop a sense of proprietorship and personal
 -------
involvement in the development and financial success of the Company and its subsidiaries, and to encourage them to remain with and devote their best efforts to the business of the Company and its subsidiaries, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may make awards to certain employees in the form of stock options ("Options") with respect to shares of the
                        -------
Company's common stock, par value $0.02 per share (the "Stock").
                                                        -----
Options may either be nonqualified stock options ("Non-qualified
                                                   -------------
Options") or options ("Incentive Stock Options") which are intended to
-------                -----------------------
qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
                                       ----

                        II.  ADMINISTRATION
                             --------------

          The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") consisting of not less than
                                  -----
three members of the Board as the Board may appoint (the "Committee");
                                                          ---------
provided that so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934 ("1934 Act"), the
                                                      --------
members of the Committee shall be "disinterested persons" within the meaning of paragraph (c)(2)(i) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the 1934 Act, as such Rule or its equivalent is then in effect ("Rule 16b-3"). Committee members
                                      ----------
may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as may deem advisable to carry out the Plan.
The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

          The Committee shall have the sole authority to: determine the terms and provisions of the option agreements (the "Agreements")
                                                        ----------
entered into under the Plan; prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan; and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may vary the terms and provisions of the individual Agreements in its discretion.

          The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the fullest extent permitted by law. The members of the Committee shall be named as insureds in connection with any directors and officers liability insurance coverage that may be in effect from time to time.

          The Committee shall have authority: (i) to grant Options; and (ii) to determine the purchase price of the Stock covered by each option (the "Exercise Price"), the terms and duration of each Option,
             --------------
the key employees to whom, and the times at which, Options shall be granted, whether the Option shall be a Nonqualified Option or an Incentive Stock Option and the number of shares to be covered by each Option.

          Only key employees of the Company and its subsidiaries shall be eligible to receive Options under the Plan. In granting Options to an employee, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company or its subsidiaries and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its subsidiaries with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

                  III.  SHARES SUBJECT TO THE PLAN
                        --------------------------

          The aggregate number of shares which may be issued under the Plan shall not exceed 200,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. Any of such shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan and the expiration of all Options granted under the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. If any Option, in whole or in part, expires or terminates unexercised or is cancelled or forfeited, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Article V hereof. Exercise of an option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised or cancelled.

                       IV.  GRANTS OF OPTIONS
                            -----------------

          Options granted under the Plan shall be of such type (Nonqualified Option or Incentive Stock Option) and for such number of shares of Stock and subject to such terms and conditions, which may include, without limitation, the achievement of specific goals, as the Committee shall designate. The Committee may grant Options at any time and from time to time through, but not after, November 30, 2001 to any individual eligible to receive the same. For purposes of the Plan, the date on which an Option is granted is referred to as the "Grant Date."

          No employee shall be eligible to receive any Incentive Stock Option if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 424(d) of the Code) in excess of 10% of the outstanding voting stock of the Company or a subsidiary (a "10% Stockholder"), unless the Exercise Price for the
               ---------------
shares of Stock subject to the Incentive Stock Option is at least 110% of the fair market value of the shares of Stock on the Grant Date and such Option by its terms is not exercisable after the expiration of five years from the Grant Date.

          To the extent that the aggregate fair market value
(determined at the Grant Date) of Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, such Options shall be treated as Nonqualified Options (this sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted).

          The Committee may fix such waiting and/or vesting periods, exercise dates or other limitations as it shall deem appropriate with respect to Options granted under the Plan including, without limitation, the achievement of specific goals.

          Options granted pursuant to the Plan shall be evidenced by Agreements that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the Plan, as the Committee shall deem advisable. References herein to "Agreements" shall include, to the extent applicable, any amendments to such Agreements.

          A.   Payment of Option Exercise Price.  Upon exercise of an
               --------------------------------
     Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the
     Company: (i) in cash or by check payable and acceptable to the Company; (ii) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the optionee having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; or (iii) subject to the approval of the Committee and to such instructions as the Committee may specify, at the optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee's behalf the full amount of the Exercise Price from the proceeds of such sale; provided, that in
                                                    --------
     the case of an Incentive Stock Option, (ii) and (iii) above shall apply only if Committee approval is given on or prior to the Grant Date and the Agreement expressly provides for such optional payment terms. In the event that the optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

          B.   Number of Shares.  Each Agreement shall state the
               ----------------
     total number of shares of Stock that are subject to the Option.

          C.   Exercise Price.  The Exercise Price for each Option
               --------------
     shall be fixed by the Committee at the Grant Date, but in no event may the Exercise Price per share be less than the Market Value Per Share on the Grant Date.

          D.   Market Value Per Share.  The "Market Value Per Share"
               ----------------------
     as of any particular date shall be determined as follows: if the Stock is listed for trading on a national or regional stock exchange, the closing price quoted on such exchange which is published in The Wall Street Journal for the trading day
                  -----------------------
     immediately preceding the day of the grant, or if no trade of the Stock shall have been reported for such date, the closing price quoted on such exchange which is published in The Wall Street
                                                   ---------------
     Journal for the next day prior thereto on which a trade of the
     -------
     Stock was so reported; if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information, in any case for the first day immediately preceding the Grant Date on which the Stock is traded. If shares of the Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Value Per Share" shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

          E.   Term.  The term of each Option shall be determined by
               ----
     the Committee at the Grant Date; provided, however, that each Option shall, notwithstanding anything in the Plan or an Agreement to the contrary, expire not more than ten years (five years with respect to an Incentive Stock Option granted to an employee who is a 10% Stockholder) from the Grant Date or, if earlier, the date specified in the Agreement.

          F.   Date of Exercise.  In the discretion of the Committee,
               ----------------
     each Agreement may contain provisions stating that the Option granted therein may not be exercised in whole or in part for a period or periods of time or until the achievement of specific goals, in either case as specified in such Agreement, and except as so specified therein, any Option may be exercised in whole at any time or in part from time to time during its term. The Committee may, however, at any time, in its sole discretion, amend any outstanding Option, other than an Incentive Stock Option, to accelerate the time that such Option shall be exercisable or to provide that the time for exercising such Option shall be accelerated upon the occurrence of a specified event. Notwithstanding the foregoing, however, in no event shall an Option, or any portion thereof, be exercisable until at least six months after the date of grant of such Option.

          G.   Termination of Employment.  In the event an
               -------------------------
     individual's employment with the Company and its subsidiaries shall terminate for reasons other than: (i) retirement in accordance with the terms of a retirement plan of the Company or one of its subsidiaries ("retirement"); (ii) permanent disability
                               ----------
     (as defined in Section 22(e)(3) of the Code); or (iii) death, the individual's Options shall terminate as of the date of such termination of employment and shall not be exercisable to any extent as of and after such time.

          If any termination of employment is due to retirement or permanent disability, the individual shall have the right to exercise any Option at any time within the 12 month period (three month period in the case of retirement for Options that are Incentive Stock Options) following such termination of employment, but only to the extent that the Option was exercisable immediately prior to such termination of employment.

          Whether any termination of employment is due to retirement or permanent disability and whether an authorized leave of absence or absence for military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee in its sole discretion.

          If an individual shall die while entitled to exercise an Option, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option at any time within the 12 month period following the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

          The right of an individual to exercise an Option shall terminate to the extent that such Option is exercised.

          Options may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become key employees of the Company or of any of its subsidiaries as a result of a merger or consolidation of the employer corporation with the Company or any such subsidiary, or the acquisition by the Company or a subsidiary of assets of the employer corporation or the acquisition by the Company or a subsidiary of stock of the employer corporation, with the result that such employer corporation becomes a subsidiary of the Company.

               V.  RECAPITALIZATION OR REORGANIZATION
                   ----------------------------------

          The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which such Option may thereafter be exercised: (i) the event of an increase in the number of outstanding shares, shall be proportionately increased and the Exercise Price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the Exercise Price per share shall be proportionately increased.

          Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of capital stock of any class or securities convertible into shares of capital stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share with respect to outstanding options.

          If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any
                         ------------------
exercise of an Option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of capital stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

                     VI.  EMPLOYEE'S AGREEMENT
                          --------------------

          If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual shall be required, upon the request of the Company, to execute and deliver to the Company an agreement to such effect.

           VII.  TERMINATION OF AUTHORITY TO GRANT AWARDS
                 ----------------------------------------

          No Options will be granted pursuant to this Plan after November 30, 2001.

                  VIII.  AMENDMENT AND TERMINATION
                         -------------------------

          The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Options hereunder; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.

                    IX.  EFFECTIVE DATE OF PLAN
                         ----------------------

          The Plan shall become effective upon adoption by the Board and approval by the Company's stockholders; provided, however, that prior to approval of the Plan by the Company's stockholders but after adoption by the Board, Options may be granted under the Plan subject to obtaining such approval; and provided further, however, that if stockholder approval is not obtained within twelve months after the date the Plan is adopted by the Board, no Incentive Stock Options shall be granted under the Plan.

             X.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS
                 ---------------------------------------------

          Anything in the Plan or any Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination with respect to the issuance or other distribution of shares of Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, the issuance or distribution of such shares or the making of such determination shall be deferred until such action shall have been taken.

                         XI.  MISCELLANEOUS
                              -------------

          A.   No Employment Contract.  Nothing contained in the Plan
               ----------------------
     shall be construed as conferring upon any employee the right to continue in the employ of the Company or any of its subsidiaries.

          B.   Employment with Subsidiaries.  Employment by the
               ----------------------------
     Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any subsidiary.

          C.   No Rights as a Stockholder.  An employee shall have no
               --------------------------
     rights as a stockholder with respect to shares covered by such employee's Option until the date of the issuance of shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

          D.   No Right to Corporate Assets.  Nothing contained in
               ----------------------------
     the Plan shall be construed as giving any employee, such employee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any such person.

          E.   No Restriction on Corporate Action.  Nothing contained
               ----------------------------------
     in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

          F.   Non-assignability.  Neither an employee nor an
               -----------------
     employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or any Option received under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Option received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Option.

          G.   Application of Funds.  The proceeds received by the
               --------------------
     Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.

          H.   Governing Law; Construction.  All rights and
               ---------------------------
     obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                            AMENDMENT TO

                       FALCON PRODUCTS, INC.

            AMENDED AND RESTATED 1991 STOCK OPTION PLAN

     WHEREAS, Falcon Products, Inc. (the "Company") has heretofore adopted the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan"), under which an aggregate of 300,000 shares of the Company's common stock, par value $.02 per share, may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of such Plan;

     WHEREAS, the Company has granted options, some of which have been exercised, to eligible individuals under the Plan to purchase the maximum allowable number of shares issuable under the Plan; and

     WHEREAS, based upon the recommendation of the Compensation Committee of the Board of Directors of the Company that the Plan be amended to increase the number of shares issuable upon exercise of options granted under the Plan from 300,000 to 600,000, the Board of Directors has authorized such proposed amendment to the Plan and resolved to present such amendment to the 1994 Annual Meeting of Shareholders of the Company;

     NOW, THEREFORE, Article III of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

                 "III.  Shares Subject to the Plan
                        --------------------------

     The aggregate number of shares which may be issued under the Plan shall not exceed 600,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. Any of such shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan and the expiration of all Options granted under the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. If any Option, in whole or in part, expires or terminates unexercised or is cancelled or forfeited, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Article V hereof. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised or canceled."

     IN WITNESS WHEREOF, this Amendment is dated as of the 20th day of December, 1993.


                            By: /s/ Franklin A. Jacobs
                                ----------------------------------------
                                    Franklin A. Jacobs, Chairman of the
                                    Board, President and Chief
                                    Executive Officer

                              AMENDMENT NO. 2
                                     TO
                           FALCON PRODUCTS, INC.
                AMENDED AND RESTATED 1991 STOCK OPTION PLAN



     WHEREAS, Falcon Products, Inc. (the "Company") has heretofore adopted the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan"), under which Plan, as heretofore amended, an aggregate of 600,000 shares of the Company's common stock, par value $.02 per share, may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of such Plan;

     WHEREAS, the Company has granted options, some of which have been exercised, to eligible individuals under the Plan to purchase the maximum allowable number of shares issuable under the Plan; and

     WHEREAS, based upon the recommendation of the Compensation Committee of the Board of Directors of the Company that the Plan be amended to increase the number of shares issuable upon exercise of options granted under the Plan from 600,000 to 1,000,000, the Executive Committee of the Board of Directors has authorized such proposed amendment to the Plan and resolved to present such amendment to the 1995 Annual Meeting of Shareholders of the Company;

     NOW, THEREFORE, subject to the approval of the stockholders of the Company within 12 months of the date hereof, the first sentence of
Article III of the Plan be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the first sentence of said Article III from and after the effectiveness of this amendment:

          "The aggregate number of shares which may be issued under the Plan shall not exceed 1,000,000 shares of Stock."


     IN WITNESS WHEREOF, this Amendment is dated as of the 20th day of December, 1994.



                            By: /s/ Franklin A. Jacobs
                                ----------------------------------------
                                    Franklin A. Jacobs, Chairman of the
                                    Board, President and Chief
                                    Executive Officer

                              AMENDMENT NO. 3
                                     TO
                           FALCON PRODUCTS, INC.
                AMENDED AND RESTATED 1991 STOCK OPTION PLAN


     WHEREAS, Falcon Products, Inc. (the "Company") has heretofore adopted the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan"), under which Plan, as heretofore amended (and taking into effect stock dividends and splits), an aggregate of 1,100,000 shares of the Company's common stock, par value $.02 per share, may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of such Plan;

     WHEREAS, the Company desires to grant or has granted options, notwithstanding the fact that the number of shares of Common Stock for which options may currently be granted under the Plan is insufficient to cover all granted options; and

     WHEREAS, based upon the current circumstances, the Compensation Committee of the Board of Directors of the Company has recommended that the Plan be amended to increase the number of shares issuable upon exercise of options granted under the Plan from 1,100,000 to 1,500,000, and accordingly, the Board of Directors has authorized such proposed amendment to the Plan and resolved to present such amendment to the 2000 Annual Meeting of Shareholders of the Company;

     NOW, THEREFORE, subject to the approval of the stockholders of the Company within 12 months of the date hereof, the first sentence of
Article III of the Plan be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the first sentence of said Article III from and after the effectiveness of this amendment:

          "The aggregate number of shares which may be issued under the Plan shall not exceed 1,500,000 shares of Stock."

     IN WITNESS WHEREOF, this Amendment is dated as of the 1st day of April, 1999.



                            By: /s/ Franklin A. Jacobs
                                ----------------------------------------
                                    Franklin A. Jacobs, Chairman of the
                                    Board, President and Chief
                                    Executive Officer

                     APPENDIX B TO 2000 PROXY STATEMENT
                     ----------------------------------

   This appendix is being filed pursuant to Instruction No. 3 of Item 10 of
 Schedule 14A. In accordance with such instruction, this appendix is not part of the 2000 proxy statement and has not been sent to the Company's stockholders.


                  NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  ---------------------------------------

            Compilation of Resolutions Adopted by the Board of
                      Directors Constituting the Plan


Resolutions adopted by the Board of Directors at a meeting on March 14, 1991:
----------------------------------------------------------------------------

     RESOLVED that, in consideration of the efforts of the directors of the Corporation who are neither executive officers of the Corporation nor are otherwise compensated by the Corporation on the basis of employment or consulting arrangements, such directors be and hereby are granted options to purchase five hundred (500) shares of the common stock of the Corporation times the number of years that each such director has served as a director, up to a maximum of ten years of service, which options shall be granted at the option exercise price of $1.00 per share and shall be exercisable in five installments, with a number of shares equal to one-fifth (1/5th) of the total shares under option becoming available for exercise, on a cumulative basis, on the date of this grant and on the first through the fourth anniversary dates thereof;

     RESOLVED, FURTHER, that, in accordance with the foregoing resolution, the following directors shall be issued options on the above-described terms to purchase the following number of shares:

Name                       Qualified Years of Service       Option Shares
----                       --------------------------       -------------

Raynor E. Baldwin          '77-'82
                           '88-'91 = 8 years                    4,000

Donald P. Gallop           '63-'91 = 10 years (max.)            5,000

James L. Hoagland          '90-'91 = 1 yr.                        500

S. Lee Kling               '69-'91 = 10 years (max.)            5,000

Lee M. Liberman            '85-'91 = 6 years                    3,000

James Schneider            '89-'91 = 2 years                    1,000
                                                               ------

TOTAL NUMBER OF SHARES ISSUABLE:                               18,500
                                                               ======

     RESOLVED, FURTHER, that, on March 31 (or the next business day after March 31, if such date is not a business day) of each year hereafter, unless and until otherwise provided by resolution of the board of directors, the Corporation shall grant options to directors who meet the criteria set forth in the initial resolution set forth above (excluding therefrom the 10 years of service maximum) to purchase 500 additional shares of common stock of the Corporation on the same terms as hereinabove set forth; provided, however, that, in the case of any stock split, stock dividend or other change in the capitalization of the Corporation, the number of shares to be issued to such directors shall be appropriately adjusted.

     RESOLVED, FURTHER, that the officers of the Corporation be and hereby are directed to take such actions as may be deemed necessary or appropriate for the foregoing plan of issuance of options to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, including without limitation, submission of such plan to shareholders for approval at the 1992 annual meeting of shareholders, if such submission is deemed necessary by the Corporation, in consultation with its legal counsel, in order to qualify issuance of options under Rule 16b-3.

     RESOLVED, FURTHER, that the appropriate officers be and hereby are authorized and directed to execute and deliver to each option grantee a stock option agreement consistent with the foregoing terms, the form of which stock option agreement the Secretary of the Corporation is hereby directed to attach to the minutes of the meeting at which these resolutions are adopted.


Resolutions adopted by the Board of Directors at a meeting on December
----------------------------------------------------------------------
15, 1998:
--------

     RESOLVED, that the Corporation hereby amends its Non-Employee Director Stock Option Plan (the "Plan") to provide for the award of 2,000 shares of the Common Stock of the Corporation on December 17, 1998 and on each succeeding December 17 (or the first business day thereafter, if such day is not a business day) (the "Date of Grant") to each Non-Employee Director who is serving as a Director of the Corporation on the Date of Grant in question, at the exercise price per share equal to the closing price of the Corporation's common stock as quoted on the New York Stock Exchange on such Date of Grant; and

     RESOLVED, FURTHER, that the proper officers of the Corporation be, and they each hereby are, severally, authorized and directed, in the name and on behalf of the Corporation, to take any and all actions which they may deem necessary or advisable to carry out the terms of the Plan, as heretofore amended and as amended hereby.


Resolutions adopted by the Board of Directors by consent dated December
-----------------------------------------------------------------------
15, 1999:
--------

     WHEREAS, the Board of Directors of the Company (the "Board"), through the adoption of certain resolutions, adopted its Non-Employee Director Stock Option Plan (the "Plan"); and

     WHEREAS, the Board has been informed that the Compensation
Committee of the Board desires to grant or has granted stock options (the "Options") under the Plan to certain directors to purchase shares of the $0.02 par value Common Stock of the Company (the "Common Stock"); and

     WHEREAS, the Board has determined that the number of shares currently available for issuance upon exercise of option under the Plan is 82,500 shares; and

     WHEREAS, the number of shares of Common Stock for which options may currently be granted under the Plan is insufficient to cover all Options; and

     WHEREAS, it is the judgment of the Company that, in order to allow the grant of the Options recommended by the Compensation Committee and to allow for the Compensation Committee to make future grants under the Plan, the number of shares of Common Stock currently subject to the Plan should be increased from 82,500 to 165,000.

     NOW THEREFORE, BE IT RESOLVED.

     1.   Amendment of Non-Employee Director Stock Option Plan.
          ----------------------------------------------------

     RESOLVED, that the Plan be, and it hereby is, amended (the "Plan Amendment"), to increase the number of shares of the Company's Common Stock, par value $.02 per share (the "Common Stock"), issuable upon exercise of options granted under the Plan from 82,500 to 165,000;

     RESOLVED FURTHER, that 82,500 additional shares of the authorized but unissued Common Stock of the Company (the "Additional Shares") be, and they hereby are, reserved for issuance in connection with the Plan, for a total of 165,000 shares reserved therefor;

                                   APPENDIX


     Page 12 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.